Exhibit 99.2
CHANGE IN CONTROL AGREEMENT
As Amended And Restated
     This Change in Control Agreement as amended and restated (the “Agreement”) is entered into as of the 17th day of December, 2008, by and between Champion Enterprises, Inc., a Michigan corporation, with its principal office at 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084 (the “Company”) and William C. Griffiths (the “Executive”).
WITNESSETH
     WHEREAS, the Company believes that the establishment and maintenance of sound and vital management of the Company is essential to the protection and enhancement of the interests of the Company and the stockholders of the Company;
     WHEREAS, the Company also recognizes that the possibility of a Change in Control (as defined herein), with the attendant uncertainties and risks, might result in the departure or distraction of key employees of the Company to the detriment of the Company;
     WHEREAS, the Board has determined that it is appropriate to take steps to induce key employees to remain with the Company, and to reinforce and encourage their continued attention and dedication, when faced with the possibility of a Change in Control of the Company;
     WHEREAS, the Company and the Executive amend and restate the Change in Control Agreement, dated as of November 22, 2004, in order to comply with Code Section 409A.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. DEFINITIONS.
     (a) “Base Salary” means the Executive’s annual base compensation rate for services paid by the Company to the Executive at the time immediately prior to the Executive’s termination of employment, as reflected in the Company’s payroll records or, if higher, the Executive’s annual base compensation rate immediately prior to a Change in Control. Base Salary shall not include commissions, bonuses, overtime pay, incentive compensation, benefits paid under any qualified plan, any group medical, dental or other welfare benefit plan, noncash compensation or any other additional compensation but shall include amounts reduced pursuant to the Executive’s salary reduction agreement under Code Sections 125, 132(f)(4) or 401(k), if any, or a nonqualified elective deferred compensation arrangement, if any, to the extent that in each such case the reduction is to base salary.
     (b) “Board” means the board of directors of the Company.

     (c) “Bonus” means the Executive’s Target Bonus (as defined in the Employment Agreement) for the fiscal year in which the Executive’s termination of employment occurs or, if higher, the Executive’s Target Bonus for the fiscal year in which a Change in Control occurs.
     (d) “Cause” means (i) the Executive’s conviction of, or pleading guilty or nolo contendere to, a crime by the Executive which constitutes (x) a felony (other than a traffic related offense) or (y) a misdemeanor involving moral turpitude and which, in the case of (y), may reasonably be expected to have a material adverse effect on the Company, its business, reputation or interests; (ii) Executive’s material breach of his Employment Agreement or any other contract or agreement between the Executive and the Company, which breach, if curable, is not cured within 20 days of the giving of written notice thereof to the Executive; (iii) the Executive’s material violation of the Company’s code of conduct, code of ethics or any other written policy or a material breach by the Executive of a fiduciary duty or responsibility to the Company, which may reasonably be expected to have a material adverse effect on the Company, its business, reputation or interests; (iv) the willful misconduct or gross negligence of the Executive with regard to the Company or in the performance of his duties that is materially injurious to the Company; or (v) the willful and continued failure of the Executive to attempt to perform the Executive’s duties with the Company (other than for any such failure resulting from the Executive’s incapacity due to physical or mental illness) after written notice of such failure has been give to the Executive. A termination for Cause after a Change in Control shall be based only on events occurring after such Change in Control; provided, however, the foregoing limitation shall not apply to an event constituting Cause which was not discovered by the Company prior to a Change in Control.
     Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (i) advance written notice provided to the Executive not less than 14 days prior to the Date of Termination (as defined in Section 6 below) setting forth the Company’s intention to consider terminating the Executive including a statement of the Date of Termination and the specific detailed basis for such consideration for Cause; (ii) an opportunity of the Executive, together with his counsel, to be heard before the Board during the 14 day period ending on the Date of Termination; (iii) a duly adopted resolution of the Board stating that in accordance with the provisions of the next to the last sentence of this Section 1(d), that the actions of the Executive constituted Cause and the basis thereof; and (iv) a written determination provided by the Board setting forth the acts and omissions that form the basis of such termination of employment. Any determination by the Board hereunder shall be made by the affirmative vote of at least a two-thirds majority of the members of the Board (other than the Executive). Any purported termination of employment of the Executive by the Company which does not meet each and every substantive and procedural requirement of this Section 1(d) shall be treated for all purposes under this Agreement as a termination of employment without Cause.
     (e) “Change in Control” means the occurrence of any of the following:
     (i) any “person” (as defined in Section 13(d) and 14(d) of the Exchange Act), excluding for this purpose, the Company or any subsidiary of the Company, or any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the beneficial owner, directly or indirectly of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred (x) as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company or (y) if a person inadvertently acquires an ownership interest in 35% or more but then promptly reduces that ownership interest below 35%; and provided, further, that in determining any person’s percentage of ownership, any securities acquired directly from the Company (other than through splits or dividends) shall not be taken into account unless such acquisition will result in a person becoming the beneficial owner, directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities or the Board determines to take such securities into account;
     (ii) during any two consecutive years (not including any period beginning prior to the Effective Date), individuals who at the beginning of such two-year period constitute the Board and any new director (except for a director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new director, an “Incumbent Director” and, collectively, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;
     (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, by reason of such ownership of the Company’s voting securities immediately before the Business Combination, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of the Company; (y) no person (excluding any company resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such company resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then combined voting power of the then outstanding voting securities of such company except to the extent that such ownership existed prior to the Business Combination; and (z) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;
     (iv) the shareholders of the Company approve a complete liquidation or dissolution of the Company; or
     (v) any other event that the Board, in its sole discretion, shall determine constitutes a Change in Control.
     Only one Change in Control may occur under this Agreement.
     (f) “COBRA” means the continuation health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
     (g) “Code” means the Internal Revenue Code of 1986, as amended.
     (h) “Code Section 409A” means Section 409A of the Code and the regulations and guidance promulgated thereunder.
     (i) “Company” has the meaning ascribed to it in the preamble and in paragraph 14 hereof.
     (j) “Effective Date” means November 22, 2004.
     (k) “Employer” means the Company and its affiliates.
     (l) “Employment Agreement” means the employment agreement between the Executive and the Company in effect on the Effective Date.
     (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (n) “409A Change in Control” means a Change in Control that is also (i) a “change in the ownership” of the Company, (ii) a “change in the effective control” of the Company or (iii) a “change in the ownership of a substantial portion of the assets” of the Company, each as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)-(vii).
     (o) “Good Reason” means the occurrence of any of the following events, without the express written consent of the Executive, unless such events are fully corrected in all material respects by the Company within 30 days following written notification by the Executive to the Company that he intends to terminate his employment under the Employment Agreement for one of the reasons set forth below:
     (i) (x) any reduction or diminution (except temporarily during any period of physical or mental incapacity) in the Executive’s titles, (y) any material reduction or diminution in the Executive’s authorities, duties or responsibilities or reporting requirements with the Company from that which exists immediately prior to a Change in Control (except in each case in connection with the termination of the Executive’s employment for Cause or as a result of the Executive’s death, or temporarily as a result of the Executive’s illness or other absence), including but not limited to, if the Executive is on the Board at the time of a Change in Control, a failure to elect the Executive to the Board or removal of the Executive from the Board, except if such removal is necessary as a result of legal or regulatory requirements, or (z) the assignment to the Executive of duties and responsibilities materially inconsistent with the position held by the Executive immediately prior to a Change in Control, excluding in the case of (y) or (z) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied promptly after receipt of notice thereof given by the Executive;
     (ii) a material breach by the Company of any provisions of the Employment Agreement, including, but not limited to, any reduction in any part of the Executive’s Base Salary;
     (iii) the failure of the Company to obtain and deliver to the Executive a satisfactory written agreement from any successor to the Company to assume and agree to perform this Agreement;
     (iv) the Executive is required to relocate to a principal place of employment more than 60 miles from his principal place of employment with the Company;
     (v) a failure by the Company after a Change in Control to continue any annual bonus plan, program or arrangement in which the Executive is then entitled to participate (the “Bonus Plans”), provided that any such plan(s) may be modified at the Company’s discretion from time to time but shall be deemed terminated if (A) any such plan does not remain substantially in the form in effect prior to such modification and (B) plans providing the Executive with substantially similar benefits are not substituted therefore (“Substitute Plans”), or a failure by the Company to continue the Executive as a participant in the Bonus Plans and Substitute Plans on at least the same basis as to the potential amount of the bonus and the achievability thereof as the Executive participated immediately prior to any change in such plans or awards, in accordance with the Bonus Plans and the Substitute Plans, provided that such action is not cured within 10 days after written notice thereof from the Executive to the Company;

     (vi) a failure to permit the Executive after the Change in Control to participate in cash or equity based incentive plans and programs (other than Bonus Plans) on a basis providing the Executive in the aggregate with an annualized award value in each fiscal year after the Change in Control at least equal to the aggregate annualized award value being provided by the Company to the Executive under such incentive plans and programs immediately prior to the Change in Control (with any awards intended not to be repeated on an annual basis allocated over the years the awards are intended to cover), provided that such action is not cured within 10 days after written notice thereof from the Executive to the Company; or
     (vii) the failure by the Company to continue to provide Executive with benefits substantially similar to those enjoyed by Executive under any of the Company’s life insurance, medical, dental, accident, disability or pension plans or perquisites in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide Executive with the number of paid vacation days to which he is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the Change in Control.
     Good Reason will cease to exist for an event on the 90th day following its occurrence, unless the Executive has given the Company written notice thereof prior to such date.
     (p) “Notice of Termination” and “Date of Termination have the meaning ascribed to them in Sections 5 and 6.
     (q) “Term” has the meaning ascribed to it in Section 2 hereof.
     2. TERM. The term of this Agreement shall commence on the Effective Date and end on the earliest of (a) the termination of the Executive’s employment with the Company (or, if a Change in Control occurs within 180 days after such termination, the date of the Change in Control) or (b) the end of a one year extension of the Agreement (which is generally on an anniversary of the Effective Time), unless the Term has been automatically extended for successive additional one year periods. Automatic extensions of the Term shall occur unless, at least 18 months prior to the end of the Term, the Company has notified the Executive in writing that the Term shall not be extended, and further provided, that, if a Change in Control occurs prior to the end of the aforesaid period, the duration of this Agreement shall be extended, if it would otherwise end prior thereto, until the second anniversary of the date of such Change in Control, whether such two-year period ends before or after the end of such aforesaid period; provided, however, that in no event shall the Term extend beyond the end of the month in which the Executive’s 65th birthday occurs. Notwithstanding anything in this Agreement to the contrary, if the Company becomes obligated to make any payment to the Executive pursuant to the terms hereof, then this Agreement shall remain in effect for such purposes until all of the Company’s obligations hereunder are fulfilled and the provisions of Exhibit A shall remain in effect indefinitely.

     3. TERMINATION IN CONNECTION WITH CHANGE IN CONTROL. If a Change in Control occurs during the Term and the Executive’s employment by the Company is terminated, subject to Section 23(b) below, (a) by the Company without Cause or by the Executive for Good Reason at any time during the period commencing on the date of the Change in Control and ending on the second anniversary of the Change in Control or (b) by the Company without Cause or by the Executive for Good Reason (without reference to the Change in Control measurement date) at any time during the period commencing 180 days prior to a Change in Control and ending immediately prior to the Change in Control (but only if the Change in Control actually occurs), and the Executive demonstrates that such termination was requested by the party taking control or was otherwise in anticipation of the Change in Control, then the Company shall pay or provide the Executive with the payments and benefits provided under Section 4 hereof.
     4. COMPENSATION UPON TERMINATION. Subject to Section 8, in the event that the Executive becomes entitled to payments or benefits pursuant to Section 3, then the Company shall pay or provide the Executive with the following payments and benefits in lieu of any other termination, change in control, separation, severance or similar benefits under the Employment Agreement or under any other compensation arrangement with the Employer. The amounts hereunder shall reduce and be in full satisfaction of any statutory entitlement (including notice of termination, termination pay and/or severance pay) of the Executive upon a termination of employment.
     (a) Subject to a potential delayed commencement pursuant to Sections 4(d) below, and subject to Section 23(e) below, the Company shall pay to the Executive: (i) any unpaid Base Salary the date it would have been paid had Executive continue employment; (ii) any Bonus earned but unpaid with respect to the fiscal year ending on or preceding the Date of Termination on the date it would have been paid if the Executive continued employment; (iii) reimbursement for any unreimbursed expenses incurred through the Date of Termination, which shall be made in no event later than the end of the calendar year following the calendar year in which the expenses are incurred; (iv) a pro-rata portion of the Executive’s bonus for the fiscal year in which the Date of Termination occurs based on results for the plan year (determined by multiplying the amount of such bonus which would be due for the full fiscal year by a fraction, the numerator of which is the number of days during the fiscal year of termination that the Executive is employed by the Company and the denominator of which is 365), payable when it would have been paid if the Executive continued employment; (v) any accrued but unused vacation time in accordance with Company policy; and (vi) any benefits or rights to equity interests in accordance with applicable plans and grants (other than severance arrangements) (collectively, items (i) through (vi) shall be hereafter referred to as “Accrued Benefits”).
     (b) Subject to a potential delayed commencement pursuant to Section 4(d) below, and at the time period specified in Section 9 (regarding release of claims), a lump sum cash payment equal to two times the sum of the Executive’s Base Salary and Bonus is made, with the multiple of Base Salary paid as provided in Section 9 and the multiple of Bonus subject to Section 9 but paid six months and one day after the termination of employment; provided, however, that if a Change in Control occurs and such Change in Control is not a 409A Change in Control, or the termination occurs prior to the Change in Control and is covered by Section 3 hereof, then the two times Base Salary in the above clause shall be paid in 24 equal monthly installments (based on the Date of Termination and Section 9) and the two times Bonus shall be paid in a lump sum.
     (c) Subject Section 4(d) and Section 9, with respect to all health plans covering the Executive, including medical, dental and prescription drug coverage if the Executive pays the applicable COBRA premium for the Executive and dependents, then for a period extending to the earliest of (i) the expiration of the COBRA period, (ii) two years after the Date of Termination, or (iii) if the Executive becomes eligible under the medical plan of a future employer, the Company shall pay the Executive an amount equal to such premiums less the amount of co-payment required for other senior executives for such period (subject to the delayed payment requirements for the first six months pursuant to Section 4(d), and amounts for such first six months payable in lump sum six months and one day after the termination).
     (d) If the Executive is deemed on the Date of Termination to be a “specified employee” within the meaning of Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit (whether under this Section 4, pursuant to other provisions of this Agreement or otherwise) that is considered deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment shall not be paid (or commence) earlier than the date that is six months following the termination of employment or the Executive’s earlier death. Upon the expiration of the six month period or on the Executive’s earlier death, all payments and benefits delayed pursuant to this Section 4(d) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Employee in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.
     5. NOTICE OF TERMINATION. After a Change in Control, any purported termination of the Executive’s employment pursuant to Section 3 shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 11. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment.
     6. DATE OF TERMINATION. “Date of Termination”, with respect to any purported termination of the Executive’s employment after a Change in Control, shall mean the date specified in the Notice of Termination (which, in the case of a termination by the Executive for Good Reason, shall not be less than five days nor more than 60 days, from the date such Notice of Termination is given). In the event of Notice of Termination by the Company, the Executive may treat such notice as having a Date of Termination at any date between the date of the receipt of such notice and the Date of Termination indicated in the Notice of Termination by the Company; provided, that the Executive must give the Company written notice of the Date of Termination if the Executive deems it to have occurred prior to the Date of Termination indicated in the notice.
     7. EXCISE TAX. In the event that the Executive becomes entitled to payments and/or benefits which would constitute “parachute payments” within the meaning of Code Section 280G(b)(2), the provisions of Exhibit A shall apply.

     8. RESTRICTIVE COVENANTS. The Executive acknowledges that the restrictive covenants contained in Sections 12, 13 and 14 of the Employment Agreement or in any other agreement with the Company previously signed by the Executive shall not be affected by this Agreement and such Sections or restrictive covenants in any such agreement shall continue to apply after a Change in Control or a termination of employment after a Change in Control (even if the employment term under the Employment Agreement ended prior thereto).
     9. RELEASE REQUIRED. Any amounts payable and benefits or additional rights provided pursuant to this Agreement beyond Accrued Benefits shall be contingent on the Executive executing and not revoking within the revocation period, within 60 days following the effective Date of Termination, a general release of all claims by the Executive against the Company and its affiliates substantially in the form attached hereto as Exhibit B, and all amounts other than Accrued Benefits shall be paid on the 60th day following the Executive’s Date of Termination.
     10. NO ASSIGNMENTS.
     (a) This Agreement is personal to each of the parties hereto. Except as provided in Section 10(b) below, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto.
     (b) The Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company provided the Company shall require such successor to expressly assume in writing and agree to perform this Agreement (but without creating any rights on a second change in control), in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
     11. NOTICE. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by hand, (ii) on the date of transmission, if delivered by confirmed facsimile, (iii) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (iv) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Executive:
At the address (or to the facsimile number) then shown
on the records of the Company
If to the Company:
Champion Enterprises, Inc.
755 West Big Beaver Rd.
Suite 1000
Troy, MI 48084
Attention: General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
     12. SECTION HEADINGS; INCONSISTENCY. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. In the event of any inconsistency between the terms of this Agreement and any form, award, plan or policy of the Company, the terms of this Agreement shall control.
     13. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity of unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
     14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instruments.
     15. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement or the Executive’s employment with the Company, other than injunctive relief under any restrictive covenant agreement or provision, shall be settled exclusively by arbitration, conducted before a single arbitrator in Detroit, Michigan (applying Michigan law) in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. The decision of the arbitrator will be final and binding upon the parties hereto. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The parties acknowledge and agree that in connection with any such arbitration and regardless of outcome (a) each party shall pay all its own costs and expenses, including without limitation its own legal fees and expenses, and (b) joint expenses shall be borne equally among the parties.
     16. INDEMNIFICATION. The Company hereby agrees to indemnify the Executive and hold him harmless to the extent provided under the by-laws of the Company against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney’s fees), losses, and damages resulting from the Executive’s good faith performance of his duties and obligations with the Company. This obligation shall survive the termination of the Executive’s employment with the Company.
     17. LIABILITY INSURANCE. The Company shall cover the Executive under directors and officers liability insurance both during and, while potential liability exists, after the term of this Agreement in the same amount and to the same extent as the Company covers its other officers and directors. This obligation shall survive the termination of the Executive’s employment with the Company.
     18. LEGAL FEES. In the event that a claim for payment or benefits under this Agreement is disputed or the Executive is otherwise enforcing rights under this Agreement and the arbitrator determines that the Executive has prevailed on the material issues in the arbitration, the Company shall promptly pay, or reimburse the Executive, for all reasonable legal and other professional fees, costs of arbitration and other expenses incurred in connection therewith by the Executive in such amount as determined by the arbitrator in his or her award. Any reimbursement of such fees shall occur within 60 days of the issuing of the award.
     19. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or director as may be designated by the Board; provided, however, that the Company may amend this Agreement at any time, retroactively or otherwise, without the consent of the Executive, as may be necessary to preserve the intended tax characteristics of this Agreement, including, without limitation, such amendments necessary to address the requirements of Code Section 409A. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement together with all exhibits hereto sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all existing agreements between them concerning such subject matter (including, without limitation, the Employment Agreement as it may apply with regard to a termination after a Change in Control or with regard to a termination in anticipation of a Change in Control but not any stock option or other equity agreement nor any plan or programs, except as provided herein). No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Michigan without regard to its conflicts of law principles.
     20. NO MITIGATION: NO OFFSET. In no event shall the Executive be obliged to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as a result of employment by another employer, except as provided in Section 4(c) hereof. The amounts payable to the Executive hereunder shall not be subject to set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive.
     21. WITHHOLDING. The Company may withhold from any and all amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.
     22. NOT AN AGREEMENT OF EMPLOYMENT. This is not an agreement assuring employment and the Company reserves the right to terminate the Executive’s employment at any time with or without Cause, subject to the payment provisions hereof if such termination is after, or within 180 days prior to, a Change in Control. The Executive acknowledges that the Executive is aware that the Executive shall have no claim against the Company hereunder or for deprivation of the right to receive the amounts hereunder as a result of any termination that does not specifically satisfy the requirements hereof or as a result of any other action taken by the Company. Except as expressly provided herein, the foregoing shall not affect the Executive’s rights under any other agreement with the Company.

     23. APPLICATION OF SECTION 409A
          (a) COMPLIANCE. The parties hereby agree that the provisions of this Agreement shall be interpreted to comply with, or be exempt from, Code Section 409A, and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. If any provision of this Agreement (or of any award of compensation) would cause the Executive to incur any additional tax or interest under Code Section 409A and modifying it would avoid such additional tax, the Company shall, upon the Executive’s specific written request, use its reasonable business efforts to in good faith reform such provision to comply with Code Section 409A; provided that the Company and the Executive agree to maintain, to the maximum extent practicable, the original intent and economic benefit to the Executive and the Company of the applicable provision without violating the provisions of Code Section 409A.
          (b) SEPARATION FROM SERVICE. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “terminate,” “termination of employment” or like terms shall mean separation from service.
          (c) INSTALLMENTS TREATED AS SEPARATE PAYMENTS. If under this Agreement, an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.
          (d) DISCRETION OF COMPANY TO PAY WITHIN NUMBER OF DAYS. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the Effective Date”), the actual date of payment within the specified period shall be within the sole discretion of the Company.
          (e) REIMBURSEMENTS. Reimbursements of expenses payable to the Executive under this Agreement shall be paid no later than the last day of the calendar year following the calendar year in which the expenses to be reimbursed are incurred. With regard to such reimbursements or any in-kind benefits under this Agreement, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHAMPION ENTERPRISES, INC.

By:

Name:	Selwyn Isakow
Its:	Lead Independent Director

WILLIAM C. GRIFFITHS

EXHIBIT A
Golden Parachute Provision
     (a) In the event that the Executive shall become entitled to payments and/or benefits provided by this Agreement or any other amounts in the “nature of compensation” (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership or effective control covered by Code Section 280G(b)(2) or any person affiliated with the Company or such person) as a result of such change in ownership or effective control (collectively the “Company Payments”), and such Company Payments will be subject to the tax (the “Excise Tax”) imposed by Code Section 4999 (and any similar tax that may hereafter be imposed by any taxing authority) the Company shall pay to the Executive an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Executive, after deduction of any Excise Tax on the Company Payments and any U.S. federal, state, and for local income or payroll tax upon the Gross-up Payment provided for by this paragraph (a), but before deduction for any U.S. federal, state, and local income or payroll tax on the Company Payments, shall be equal to the Company Payments. Any Gross-Up Payments hereunder shall be remitted, within the time specified, to the Executive but in no event later than the end of the calendar year following the calendar year in which the Executive remits the related taxes to the appropriate government authority.
     Notwithstanding the foregoing, if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that if the Company Payments (other than that portion valued under Treasury Regulation Section 1.280G, Q&A 24(c)) (the “Cash Payments”) are reduced by the amount necessary such that the receipt of the Company Payments would not give rise to any Excise Tax (the “Reduced Payment”) and the Reduced Payment would not be less than 92.5% of the Cash Payment, then no Gross-Up Payment shall be made to the Executive and the Cash Payments, in the aggregate, shall be reduced to the Reduced Payment. If the Reduced Payment is to be effective, payments shall be reduced in the following order (1) acceleration of vesting of any stock options for which the exercise price exceeds the then fair market value, (2) any cash severance based on a multiple of Base Salary or Bonus, (3) any other cash amounts payable to the Executive, (4) any benefits valued as parachute payments; and (5) acceleration of vesting of any equity not covered by (1) above.
     In the event that the Internal Revenue Service or court ultimately makes a determination that the excess parachute payments plus the base amount is an amount other than as determined initially, an appropriate adjustment shall be made with regard to the Gross-Up Payment or Reduced Payment, as applicable to reflect the final determination and the resulting impact on whether the preceding paragraph applies.
     (b) For purposes of determining whether any of the Company Payments and Gross-up Payments (collectively the “Total Payments”) will be subject to the Excise Tax and the amount of such Excise Tax, (x) the Total Payments shall be treated as “parachute payments” within the meaning of Code Section 280G(b)(2), and all “parachute payments” in excess of the “base amount” (as defined under Code Section 280G(b)(3)) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the determination of the Company’s independent certified public accountants or tax counsel selected by such accountants or the Company (the

“Accountants”) such Total Payments (in whole or in part) either do not constitute “parachute payments,” including giving effect to the recalculation of stock options in accordance with Treasury Regulation Section 1.280G-1, Q&A 33, represent reasonable compensation for services actually rendered within the meaning of Code Section 280G(b)(4) in excess of the “base amount” or are otherwise not subject to the Excise Tax, and (y) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Code Section 280G. To the extent permitted under Revenue Procedure 2003-68 or other applicable rules, the value determination shall be recalculated to the extent it would be beneficial to the Company. The determination of the Accountants shall be final and binding upon the Company and the Executive, except to the extent provided herein with regard to Internal Revenue Service determinations. The Company shall be responsible for all charges of the Accountants.
     (c) In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and U.S. federal, state and local income tax imposed on the portion of the Gross-up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax or a U.S. federal, state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Code Section 1274(b)(2)(B). The Company shall be responsible for all charges of the Accountant.
     In the event that the Excise Tax is later determined by the Accountant or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.
     (d) The Gross-up Payment or portion thereof provided for in subsection (c) above shall be paid not later than the 30th day following an event occurring which subjects the Executive to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Accountant, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Code Section 1274(b)(2)(B)), subject to further payments pursuant to subsection (c) hereof, as soon as the amount thereof can reasonably be determined, but in no event later than the 90th day after the occurrence of the event subjecting the Executive to the Excise Tax. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Code Section 1274(b)(2)(B)).
     (e) In the event of any controversy with the Internal Revenue Service (or other taxing authority) with regard to the Excise Tax, the Executive shall permit the Company to control issues related to the Excise Tax (at its expense). In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Executive shall permit the representative of the Company to accompany the Executive, and the Executive and the Executive’s representative shall cooperate with the Company and its representative.
     (f) The Executive shall promptly deliver to the Company copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax covered by this provision.
     (g) Nothing in this Section is intended to violate the Sarbanes-Oxley Act and to the extent that any advance or repayment obligation hereunder would do so, such obligation shall be modified so as to make the advance a nonrefundable payment to the Executive and the repayment obligation null and void to the extent required by such Act.

EXHIBIT B
DRAFT FORM OF RELEASE